UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2013

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 29, 2013, a wholly-owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) completed the acquisition of Hutton Hotel from a joint venture between Lubert-Adler and Amerimar Enterprises, Inc., unaffiliated third parties. The 247-room full service hotel is located in the West End neighborhood of Nashville, Tennessee.  CWI’s investment in the property is approximately $77.3 million in the aggregate, including a $73.6 million purchase price and $3.7 million of planned capital improvements and acquisition-related costs. The hotel will be managed by Amerimar Hutton Management Co., LLC, an affiliate of Amerimar Enterprises, Inc. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Report.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Purchase and Sale Agreement, by and among 1808 West End Owner, LLC, 1808 West End Operating, LLC and CWI Nashville Hotel, LLC, dated as of May 9, 2013. A copy of the agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, by and among 1808 West End Owner, LLC, 1808 West End Operating, LLC and CWI Nashville Hotel, LLC dated as of May 9, 2013.

99.1	Press Release titled “Carey Watermark Investors Acquires Hutton Hotel in Nashville” issued on May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: June 4, 2013	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer